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Optionee: [NAME]


                               STARMET CORPORATION

                         DIRECTOR STOCK OPTION AGREEMENT

    DIRECTOR STOCK OPTION AGREEMENT made and entered into as of [DATE OF OPTION GRANT], by and between STARMET CORPORATION, a Massachusetts corporation (hereinafter referred to as the "Company"), and [NAME], residing at [ADDRESS].

                              W I T N E S S E T H :

    WHEREAS, The Board of Directors of the Company, on November 20, 1995, approved the Starmet Corporation Directors' Stock Option Plan to issue stock options to directors of the Company (hereinafter referred to as the "Plan"); and

    WHEREAS, the Optionee is one of the designated directors eligible to participate in the Plan and has been granted an option to purchase common stock of the Company; and

    WHEREAS, the Company and the Optionee wish to evidence and confirm the terms of said grant of option;

    NOW, THEREFORE, in consideration of the mutual promises and representations herein contained, and other good and valuable consideration.

    1. Confirming of Option Grant. The Company hereby evidences and confirms its grant to the Optionee on [DATE OF OPTION GRANT], of an option to purchase [NUMBER OF SHARES] shares of the Company's Common Stock at an option exercise price of $[EXERCISE PRICE] per share.

    2. Expiration of Option. The option evidenced by this Agreement shall expire on [EXPIRATION DATE].

    3. Time of Exercise. Subject to the provisions hereof, the option evidenced hereby may be exercised at any time after one year from the date of grant and on or before the expiration date of the option, except that the option shall not be exercised with respect to more than one-third (1/3) of the shares before two years from the date of grant, nor with respect to more than two-thirds (2/3) of the shares before three years from the date of grant.

    4. Who May Exercise. During the lifetime of the Optionee, the option evidenced by this Agreement may be exercised only by him.


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    5. Acceptance of Option. The Optionee shall have up to sixty (60) calendar days after this option is granted in which to accept said option, which acceptance must be in writing and may be endorsed on the signature page of this option. If the option is accepted, such interim period of time shall be considered a part of the period of expiration as provided in Section 3 hereof.

    6. Manner of Exercise. The option evidenced by this Agreement may be exercised by:

         (a) giving written notice of intent to exercise the option with respect to a specified number of full shares;

         (b) exercising as to not less than one hundred (100) shares at any one time unless the number of shares to be purchased upon such exercise is the total number of shares as to which the option may be exercised at the time;

         (c) making full payment to the Company of the amount of the option exercise price for the number of shares with respect to which the option is then exercised in cash (by a certified check, bank draft or money order) or in common stock of the Company valued at the fair market value on the date of the exercise;

         (d) executing an undertaking to furnish or execute such documents as the Company, in its discretion, shall deem necessary (i) to evidence such exercise, in whole or in part, of the option evidenced by this Agreement,
    (ii) to determine whether registration is then required under the Securities Act of 1933, as then in effect, or (iii) to comply with or satisfy the requirements of the Securities Act of 1933 or any other law as then in effect;

         (e) executing an undertaking to give the Company prompt written notice in such form as the Company, in its discretion, shall deem advisable, of the disposition of any shares of stock acquired by the exercise of the option.

         (f) representing in writing that the Optionee is of full age and that stock purchased by him under the option is to be and is being purchased for investment and not with a view to the distribution thereof.

    7. Notice. Each notice, payment and representation as provided by Section 6 hereof shall be delivered or mailed, by certified or registered mail, addressed to Starmet Corporation, 2229 Main Street, Concord, Massachusetts 01742, and any notice hereunder to the Optionee shall be addressed to him at his address heretofore shown on the first page of this Agreement, subject to the right of either party to designate at any time hereafter in writing, some other address.

    8. Exercise in the Event of Death. If an Optionee shall die prior to the expiration date fixed for his option, such option may be exercised to the extent that it could have been exercised by the Optionee at the date of his death by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution at any time prior to such expiration date or within twelve (12) months after the death of the Optionee,


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whichever shall occur first.

    9. Transferability. No option granted under the Plan shall be transferable or assignable, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended. A written beneficiary designation with respect to dispositions upon death does not constitute a "transfer" prohibited by the Plan.

    10. Changes in Common Stock. The number of shares of common stock covered by this option, and the price per share thereof, shall be adjusted by the Committee or by the Board of Directors of the Company to reflect, as may be deemed appropriate by said Board or Committee, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or other change in capital structure, of or by the Company. All adjustments so made shall be final and binding upon the Optionee.

    11. Rights as Shareholders. No Optionee shall have any rights as a shareholder with respect to any shares subject to this option prior to the issuance or transfer of the shares on the stock books of the Company. Except as provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance or transfer of such certificate or certificates.

    12. Law Governing. This Agreement is made in the Commonwealth of Massachusetts and shall be construed and enforced in accordance with and governed by the laws of said Commonwealth.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representatives and the Optionee has duly signed this Agreement.

                               Starmet Corporation

                               By:
                                  --------------------------
                                  Robert E. Quinn, President

Accepted:

Date:
     ----------------

---------------------
Optionee


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                                   UNDERTAKING

    The undersigned, in connection with the exercise of an option granted by Starmet Corporation, hereof agrees:

    1. To furnish or execute such documents as Starmet Corporation (the "Company") in its discretion, shall reasonably require as further evidence of the exercise of the option, to determine whether registration is required under the Securities Act of 1933, as amended from time to time, or to comply with or satisfy the requirements of the Securities Act of 1933 or any other applicable federal or state law or regulation.

    2. The undersigned further represents that he is of full age and that the stock purchased by him as being purchased for investment for his own account and not with a view to, or in connection with a disposition of the stock. The undersigned further acknowledges that he has received, or has been given access to all financial and other information about the Company required by the undersigned to evaluate his investment in the Company. The undersigned further acknowledges that he is aware of the risks of investment in the Company and that he is financially able to undertake such risks, including the risk of loss of his entire investment. The undersigned further acknowledges that the shares of stock may not be transferred by him unless registered under the Securities Act of 1933 or unless, in the opinion of counsel satisfactory to the Company, an exemption from registration is available. The undersigned agrees that an appropriate legend reflecting the foregoing may be placed on the certificate for his shares.

    IN WITNESS WHEREOF, this undertaking has been executed this ___ day of _________, 19__.


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